Exhibit (h.38)

AMENDMENT TO SUBLICENSE AGREEMENT

This Amendment to the Sublicense Agreement dated April 25, 2000 (the “Agreement”) between Barclays Global Investors, N.A. (“BGI”), a national banking association, and iShares Trust (“iShares”), a statutory trust organized under the laws of the State of Delaware, is effective as of July 23, 2007.

WHEREAS, pursuant to Section 7 of the Agreement the parties may amend the Agreement from time to time; and

NOW THEREFORE, Exhibit A is hereby deleted in its entirety and amended to read as attached.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

BARCLAYS GLOBAL INVESTORS, N.A.

By:	/s/ Michael Latham
Name: Michael Latham
Title: Managing Director

By:	/s/ Eilleen Clavere
Name: Eilleen Clavere
Title: Principal

iSHARES TRUST

By:	/s/ Michael Latham
Name: Michael Latham
Title: President

Exhibit A

Dow Jones U.S. Total Market Index

Dow Jones U.S. Basic Materials Sector Index

Dow Jones U.S. Consumer Goods Index

Dow Jones U.S. Consumer Services Index

Dow Jones U.S. Oil & Gas Sector Index

Dow Jones U.S. Financials Index

Dow Jones U.S. Health Care Index

Dow Jones U.S. Industrials Index

Dow Jones U.S. Technology Index

Dow Jones U.S. Telecommunications Index

Dow Jones U.S. Utilities Index

Dow Jones U.S. Chemicals Index

Dow Jones U.S. Financial Services Index

Dow Jones U.S. Internet Index

Dow Jones U.S. Real Estate Index

Dow Jones U.S. Transportation Average Index

Dow Jones U.S. Select Dividend Index

Dow Jones U.S. Select Oil Exploration & Production Index

Dow Jones U.S. Select Oil Equipment & Services Index

Dow Jones U.S. Select Pharmaceuticals Index

Dow Jones U.S. Select Health Care Providers Index

Dow Jones U.S. Select Medical Equipment Index

Dow Jones U.S. Select Investments Services Index

Dow Jones U.S. Select Insurance Index

Dow Jones U.S. Select Regional Banks Index

Dow Jones U.S. Aerospace & Defense Index

Dow Jones U.S. Select Home Construction Index

Dow Jones EPAC Select Dividend Index